As filed with the Securities and Exchange Commission on May 19, 2023

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-1480589
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

150 North Riverside Plaza, 8th Floor

Chicago, Illinois 60606

(312) 750-1234

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark S. Hoplamazian

President and Chief Executive Officer

Hyatt Hotels Corporation

150 North Riverside Plaza, 8th Floor

Chicago, Illinois 60606

(312) 750-1234

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Michael A. Pucker, Esq. Cathy A. Birkeland, Esq. Alexa M. Berlin, Esq. Latham & Watkins LLP 330 N. Wabash Ave., Suite 2800 Chicago, Illinois 60611 (312) 876-7700	Margaret C. Egan, Esq. Executive Vice President, General Counsel and Secretary Hyatt Hotels Corporation 150 North Riverside Plaza, 8th Floor Chicago, Illinois 60606 (312) 750-1234

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

9,202,765 Shares

Hyatt Hotels Corporation

Class A Common Stock

This prospectus relates to up to 9,202,765 shares of our Class A common stock, par value $0.01 per share, which may be offered for sale from time to time by the selling stockholders named in this prospectus. The selling stockholders may elect to sell the shares of Class A common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may elect to sell their shares of Class A common stock in the section titled “Plan of Distribution” on page 21 of this prospectus. We will not receive any proceeds from the sale of shares of Class A common stock by the selling stockholders. We will bear all expenses of the offering of Class A common stock, except that the selling stockholders will pay any applicable underwriting fees, discounts or commissions and transfer taxes.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “H.” On May 18, 2023, the last reported sale price of our Class A common stock was $115.19 per share.

Hyatt Hotels Corporation has two classes of common stock outstanding, Class A common stock and Class B common stock. The rights of the holders of our Class A common stock and Class B common stock are identical, except with respect to voting and conversion. The Class A common stock is entitled to one vote per share. The Class B common stock is entitled to ten votes per share. Each share of Class B common stock is convertible at any time into one share of Class A common stock.

See “Risk Factors” on page 4 to read about factors you should consider before buying shares of the Class A common stock. You should also review carefully any risk factors included in any applicable prospectus supplement and in the documents incorporated by reference into this prospectus or any applicable prospectus supplement for a discussion of risks that you should consider before investing in our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated May 19, 2023

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under the shelf registration process, the selling stockholders may offer and sell, from time to time, an aggregate of up to 9,202,765 shares of our Class A common stock under this prospectus. If required by applicable law, each time one or more selling stockholders sell securities, we will provide a prospectus supplement containing specific information about the selling stockholders and the terms on which they are offering and selling our Class A common stock. We may also add, update, or change in a prospectus supplement any information contained in this prospectus. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, together with the additional information described under the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference” before you make any investment decision.

We are responsible only for the information contained in this prospectus or incorporated by reference in this prospectus or to which we have referred you, including any prospectus supplement or free writing prospectus that we file with the SEC relating to this prospectus. Neither we nor the selling stockholders have authorized any dealer, salesman, or other person to provide you with information different from that contained in this prospectus or additional information. This prospectus is offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our Class A common stock. Our business, financial condition, results of operations, and prospects may have changed since the date of this prospectus or any prospectus supplement or the date of any document incorporated by reference.

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TERMS USED IN THIS PROSPECTUS

Unless otherwise specified or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” “Hyatt,” and the “Company” refer to Hyatt Hotels Corporation and its consolidated subsidiaries.

As used in this prospectus, the term “Pritzker family business interests” means (1) various lineal descendants of Nicholas J. Pritzker (deceased) and spouses and adopted children of such descendants; (2) various trusts for the benefit of the individuals described in clause (1) and trustees thereof; and (3) various entities owned and/or controlled, directly and/or indirectly, by the individuals and trusts described in (1) and (2).

As used in this prospectus, the term:

•

“Condominium units” refer to whole ownership residential units (condominium and private residences) that we provide services to and, in some cases, management of the rental programs and/or homeowner associations associated with such units;

•	“Hospitality ventures” refer to entities in which we own less than a 100% equity interest;

•	“Hotel portfolio” refers to our full service hotels, including our wellness resorts, our select service hotels, and our all-inclusive resorts;

•

“Properties,” “portfolio of properties,” or “property portfolio” refer to our hotel portfolio and residential, vacation, and condominium units that we operate, manage, franchise, own, lease, develop, or license, or to which we provide services or license our trademarks, including under the Park Hyatt, Grand Hyatt, Hyatt Regency, Hyatt, Hyatt Residence Club, Hyatt Place, Hyatt House, Hyatt Studios, UrCove, Miraval, Alila, Andaz, Thompson Hotels, Dream Hotels, Hyatt Centric, Caption by Hyatt, The Unbound Collection by Hyatt, Destination by Hyatt, JdV by Hyatt, Hyatt Ziva, Hyatt Zilara, Zoëtry Wellness & Spa Resorts, Secrets Resorts & Spas, Breathless Resorts & Spas, Dreams Resorts & Spas, Hyatt Vivid Hotel & Resorts, Alua Hotels & Resorts, and Sunscape Resorts & Spas brands;

•

“Residential units” refer to residential units that we manage, own, or to which we provide services or license our trademarks (such as serviced apartments and Hyatt-branded residential units) that are typically part of a mixed-use project and located either adjacent to or near a full service hotel that is a member of our portfolio of properties or in unique leisure locations; and

•	“Vacation ownership units” refer to the fractional and timeshare vacation ownership properties with respect to which we license our trademarks and that are part of the Hyatt Residence Club.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the information we incorporate by reference herein or therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These statements include statements about the Company’s plans, strategies, and financial performance, and prospective or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance, or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to:

•

the factors discussed in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023;

•	general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth;

•	the rate and the pace of economic recovery following economic downturns;

•

global supply chain constraints and interruptions, rising costs of construction-related labor and materials, and increases in costs due to inflation or other factors that may not be fully offset by increases in revenues in our business;

•	risks affecting the luxury, resort, and all-inclusive lodging segments;

•	levels of spending in business, leisure, and group segments, as well as consumer confidence;

•	declines in occupancy and average daily rate;

•	limited visibility with respect to future bookings;

•	loss of key personnel;

•	domestic and international political and geo-political conditions, including political or civil unrest or changes in trade policy;

•	hostilities, or fear of hostilities, including future terrorist attacks, that affect travel;

•	travel-related accidents;

•

natural or man-made disasters, weather and climate-related events, such as earthquakes, tsunamis, tornadoes, hurricanes, droughts, floods, wildfires, oil spills, nuclear incidents, and global outbreaks of pandemics or contagious diseases, or fear of such outbreaks;

•

the pace and consistency of recovery following the COVID-19 pandemic and the long-term effects of the pandemic, additional resurgence, or COVID-19 variants, including with respect to global and regional economic activity, travel limitations or bans, the demand for travel, transient and group business, and levels of consumer confidence;

•

the ability of third-party owners, franchisees, or hospitality venture partners to successfully navigate the impacts of the COVID-19 pandemic, any additional resurgence, or COVID-19 variants or other pandemics, epidemics or other health crises;

•	our ability to successfully achieve certain levels of operating profits at hotels that have performance tests or guarantees in favor of our third-party owners;

•	the impact of hotel renovations and redevelopments;

•

risks associated with our capital allocation plans, share repurchase program, and dividend payments, including a reduction in, or elimination or suspension of, repurchase activity or dividend payments;

•	the seasonal and cyclical nature of the real estate and hospitality businesses;

•	changes in distribution arrangements, such as through internet travel intermediaries;

•	changes in the tastes and preferences of our customers;

•	relationships with colleagues and labor unions and changes in labor laws;

•	the financial condition of, and our relationships with, third-party property owners, franchisees, and hospitality venture partners;

•	the possible inability of third-party owners, franchisees, or development partners to access the capital necessary to fund current operations or implement our plans for growth;

•	risks associated with potential acquisitions and dispositions and the introduction of new brand concepts;

•	the timing of acquisitions and dispositions and our ability to successfully integrate completed acquisitions with existing operations;

•	failure to successfully complete proposed transactions (including the failure to satisfy closing conditions or obtain required approvals);

•

our ability to successfully execute on our strategy to expand our management and franchising business while at the same time reducing our real estate asset base within targeted timeframes and at expected values;

•	declines in the value of our real estate assets;

•	unforeseen terminations of our management or franchise agreements;

•	changes in federal, state, local, or foreign tax law;

•	increases in interest rates, wages, and other operating costs;

•	foreign exchange rate fluctuations or currency restructurings;

•	risks associated with the introduction of new brand concepts, including lack of acceptance of new brands or innovation;

•	general volatility of the capital markets and our ability to access such markets;

•	changes in the competitive environment in our industry, including as a result of the COVID-19 pandemic, industry consolidation and the markets where we operate;

•	our ability to successfully grow the World of Hyatt loyalty program and Unlimited Vacation Club paid membership program;

•	cyber incidents and information technology failures;

•	outcomes of legal or administrative proceedings; and

•	violations of regulations or laws related to our franchising business and licensing business and our international operations.

These factors and the other risk factors described or incorporated by reference in this prospectus are not necessarily all of the important factors that could cause our actual results, performance, or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors could also harm our business, financial condition, results of operations, or cash flows. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and we do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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THE COMPANY

Hyatt Hotels Corporation is a global hospitality company with widely recognized, industry-leading brands and a tradition of innovation developed over our sixty-five year history. Hyatt’s portfolio of properties consists of full service hotels and resorts, select service hotels, all-inclusive resorts, and other forms of residential, vacation, and condominium units.

In 2021, we acquired Apple Leisure Group (“ALG”), a leading luxury resort-management services, travel, and hospitality group that also offers a paid membership program through the Unlimited Vacation Club and travel distribution and destination management services through ALG Vacations (“ALG Vacations”).

At March 31, 2023, our hotel portfolio consisted of 1,279 hotels (306,494 rooms), including:

•	482 managed properties (144,254 rooms), all of which we operate under management and hotel services agreements with third-party property owners;

•	612 franchised properties (102,722 rooms), all of which are owned by third parties that have franchise agreements with us and are operated by third parties;

•

114 all-inclusive resorts (36,676 rooms), including 100 owned by third parties (32,244 rooms) and operated under management or marketing services agreements, 8 owned by a third party in which we hold common shares (3,153 rooms) and are operated under franchise agreements, and 6 operating leased properties (1,279 rooms);

•	23 owned properties (10,187 rooms), 1 finance leased property (171 rooms), and 4 operating leased properties (1,697 rooms), all of which we manage;

•	19 managed properties and 2 franchised properties owned or leased by unconsolidated hospitality ventures (7,150 rooms); and

•

22 franchised properties (3,637 rooms) operated by an unconsolidated hospitality venture in connection with a master license agreement by Hyatt; 6 of these properties (1,254 rooms) are leased by the unconsolidated hospitality venture.

Our property portfolio also included:

•	22 vacation ownership units under the Hyatt Residence Club brand and operated by third parties;

•

39 residential units, which consist of branded residences and serviced apartments. We manage all of the serviced apartments and those branded residential units that participate in a rental program with an adjacent Hyatt-branded hotel; and

•	39 condominium units for which we provide services for the rental programs and/or homeowners associations (including 1 unconsolidated hospitality venture).

Additionally, through strategic relationships, we provide certain reservation and/or loyalty program services to hotels that are unaffiliated with our hotel portfolio and operate under other tradenames or marks owned by such hotels or licensed by third parties. We also offer travel distribution and destination management services through ALG Vacations and a paid membership program through Unlimited Vacation Club.

We report our consolidated operations in U.S. dollars and manage our business within five reportable segments as described below:

•

Owned and leased hotels, which consists of our owned and leased full service and select service hotels and, for purposes of segment Adjusted EBITDA, our pro rata share of the Adjusted EBITDA of our unconsolidated hospitality ventures, based on our ownership percentage of each venture;

•

Americas management and franchising consists of our management and franchising of properties, including all-inclusive resorts under the Hyatt Ziva and Hyatt Zilara brand names, located in the United States, Canada, the Caribbean, Mexico, Central America, and South America, as well as our residential management operations;

•	ASPAC management and franchising consists of our management and franchising of properties located in Greater China, East and Southeast Asia, the Indian subcontinent, and Oceania;

•	EAME management and franchising consists of our management and franchising of properties located in Europe, Africa, the Middle East, and Central Asia; and

•

Apple Leisure Group, which consists of distribution and destination management services offered through ALG Vacations; management and marketing of primarily all-inclusive ALG resorts in Mexico, the Caribbean, Central America, South America, and Europe; and the Unlimited Vacation Club paid membership program, which offers benefits exclusively at ALG resorts within Mexico, the Caribbean, and Central America.

Effective January 1, 2023, we changed the strategic and operational oversight for the India subcontinent from EAME to Asia Pacific. This geographic realignment of the region reflects how results are reviewed by our chief operating decision maker. The operating results and financial position related to the management and franchising of properties within the Indian subcontinent are now reported in the ASPAC management and franchising segment (the “ASPAC segment”). Previously, these results were reported in the EAME management and franchising segment (formerly named the EAME/SW Asia management and franchising segment). In connection with our Quarterly Report on Form 10-Q filed on May 4, 2023, segment operating information for the three-month period ended March 31, 2022 has been recast to reflect these segment changes. However, we have not retrospectively revised our financial statements included in our Annual Report on Form 10-K filed on February 16, 2023. Total revenues from the India subcontinent now reported in the ASPAC segment were $33 million, $18 million, and $17 million for each of the 2022, 2021, and 2020 fiscal years. Total Adjusted EBITDA from the India subcontinent now reported in the ASPAC segment was $12 million, $5 million, and $(7 million) for each of the 2022, 2021, and 2020 fiscal years. On a consolidated basis, total revenues from the India subcontinent represented, in the aggregate, less than 1% of our total revenue for each of the 2022, 2021, and 2020 fiscal years, and less than 4.25% of Adjusted EBITDA for each of the 2022, 2021, and 2020 fiscal years; therefore, we do not consider the impact of these changes to be material. We will reflect these changes in presentation and disclosure for all periods presented in our second and third quarter 2023 Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K to be filed with the SEC for the year ending December 31, 2023.

Within corporate and other, we include the results from our co-branded credit card program and unallocated corporate expenses.

Our offering includes brands in the Timeless Collection, including Park Hyatt, Grand Hyatt, Hyatt Regency, Hyatt, Hyatt Residence Club, Hyatt Place, Hyatt House, Hyatt Studios, and UrCove; the Boundless Collection, including Miraval, Alila, Andaz, Thompson Hotels, Dream Hotels, Hyatt Centric, and Caption by Hyatt; the Independent Collection, including The Unbound Collection by Hyatt, Destination by Hyatt, and JdV by Hyatt; and the Inclusive Collection, including Hyatt Ziva, Hyatt Zilara, Zoëtry Wellness & Spa Resorts, Secrets Resorts & Spas, Breathless Resorts & Spas, Dreams Resorts & Spas, Hyatt Vivid Hotels & Resorts, Alua Hotels & Resorts, and Sunscape Resorts & Spas. We also manage, provide services to, or license our trademarks with respect to residential units often adjacent to a Hyatt-branded full-service hotel. We consult with third parties in the design and development of such mixed-use projects. We license certain of our trademarks with respect to vacation ownership units, which are part of Hyatt Residence Club. Additionally, we provide services and, in some cases, manage the rental programs and/or homeowner associations associated with condominium units.

Our principal executive offices are located at 150 North Riverside Plaza, 8th Floor, Chicago, Illinois 60606. Our telephone number is (312) 750-1234. Our website address is www.hyatt.com. The information on, or that may be accessed through, our website is not a part of this prospectus or any accompanying prospectus supplement.

Park Hyatt®, Miraval®, Grand Hyatt®, Alila®, Andaz®, The Unbound Collection by Hyatt®, Destination by Hyatt®, Hyatt Regency®, Hyatt®, Hyatt Ziva®, Hyatt Zilara®, Thompson Hotels®, Dream® Hotels, Hyatt Centric®, JdV by Hyatt®, Caption by Hyatt®, Hyatt House®, Hyatt Place®, Hyatt Studios, Hyatt Vivid Hotels & Resorts, Hyatt Residence Club®, Hyatt Residences®, World of Hyatt®, Hyatt Resorts™, Secrets® Resorts & Spas, Dreams® Resorts & Spas, Breathless Resorts & Spas®, Zoëtry® Wellness Resorts & Spas, Alua Hotels & Resorts®, Sunscape® Resorts & Spas, ALG Vacations®, Unlimited Vacation Club®, AMSTAR™, Apple Vacations®, Funjet Vacations®, Travel Impressions®, Blue Sky Tours®, CheapCaribbean.com®, BeachBound®, Trisept Solutions®, and related trademarks, logos, trade names, and service marks appearing in this prospectus or any accompanying prospectus supplement are the property of Hyatt Corporation or another wholly owned subsidiary of Hyatt Hotels Corporation. All other trademarks, trade names, or service marks appearing in this prospectus or any accompanying prospectus supplement are the property of their respective owners.

RISK FACTORS

Investment in our Class A common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described under the heading “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, which are incorporated herein by reference, before you decide whether to purchase our Class A common stock. These risks could materially adversely affect our business, financial condition, results of operations, and cash flows. As a result, the market price of our Class A common stock could decline, and you may lose part or all of your investment. For more information, see the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of Class A common stock by the selling stockholders. All proceeds from the sale of shares of Class A common stock will be for the accounts of the selling stockholders.

SELLING STOCKHOLDERS

The following table provides the name of each selling stockholder and the number of shares of our Class A common stock offered by each selling stockholder under this prospectus. The shares offered by this prospectus may be offered from time to time by the selling stockholders listed below. The selling stockholders are not obligated to sell any of the shares of Class A common stock offered by this prospectus. The information regarding shares beneficially owned after the offering and the percentage of total voting power after the offering assumes the sale of all shares registered by the selling stockholders.

As described in the section of this prospectus titled “Description of Capital Stock—Registration Rights,” we have entered into a Registration Rights Agreement, dated as of August 28, 2007, as amended, among us and the stockholders party to the 2007 Stockholders’ Agreement (as defined below) (the “2007 Registration Rights Agreement”), and a Registration Rights Agreement, dated as of October 12, 2009, among us and the Pritzker family business interests party thereto, including certain of the selling stockholders (the “2009 Registration Rights Agreement”), pursuant to which we have granted certain registration rights with respect to certain shares of our Class A common stock and shares of Class A common stock issuable upon conversion of shares of Class B common stock. For information with respect to our relationships with the stockholders party to the 2007 Stockholders’ Agreement and the Pritzker family business interests, see “Certain Relationships and Related Party Transactions” included in our Proxy Statement on Schedule 14A for the annual stockholders’ meeting held on May 17, 2023, which is incorporated by reference herein, and see Note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference herein. Except as described above, none of the selling stockholders has any position, office, or other material relationship with us or any of our predecessors or our affiliates, nor have they had any position, office, or material relationship with us or any of our predecessors or affiliates within the past three years.

The information shown in the table with respect to the percentage of shares of Class A common stock beneficially owned before the offering is based on 46,791,640 shares of Class A common stock outstanding as of May 10, 2023 (and does not assume the conversion of any outstanding shares of Class B common stock). The information shown in the table with respect to the percentage of shares of Class B common stock beneficially owned before the offering is based on 58,917,749 shares of Class B common stock outstanding as of May 10, 2023. Each share of Class B common stock is convertible at any time into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain permitted transfers described in our amended and restated certificate of incorporation. Assuming the sale of all shares offered by the selling stockholders, 9,202,765 shares of Class B common stock will convert into 9,202,765 shares of Class A common stock at the time they are sold by the selling stockholders under this prospectus. The information shown in the table with respect to the percentage of outstanding common stock and percentage of total voting power after the offering is based on 46,791,640 shares of common stock (i.e., Class A common stock and Class B common stock) outstanding as of May 10, 2023, and assumes that (1) no shares of Class B common stock outstanding as of May 10, 2023 have been converted into shares of Class A common stock, other than the 9,202,765 shares of Class B common stock assumed to have been sold by the selling stockholders under this prospectus and (2) all shares of Class A common stock registered by the selling stockholders have been sold. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholders may also offer and sell less than the number of shares indicated. The selling stockholders are not making any representation that any shares covered by this prospectus will or will not be offered for sale.

Information with respect to beneficial ownership is based on our records, information filed with the SEC, or information furnished to us by each selling stockholder. Beneficial ownership has been determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and investment power with respect to those securities. Unless otherwise indicated by footnote, and subject to applicable community property laws, to our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name	Shares Beneficially Owned Before Offering					Maximum Number of Shares of Class A Common Stock to be Sold in the Offering, including Shares of Class B Common Stock to be Converted to Shares of Class A Common Stock and Sold in the Offering	Shares Beneficially Owned After Offering(1)				% of Total Common Stock After Offering (1)	% of Total Voting Power After Offering (1)(2)(11)
	Class A Common Stock		Class B Common Stock				Class A Common Stock		Class B Common Stock
	Shares	% of Class A Common Stock	Shares		% of Class B Common Stock		Shares	% of Class A Common Stock	Shares	% of Class B Common Stock
FirstCaribbean International Trust Company (Bahamas) Limited in its capacity as trustee and Other Reporting Persons	—	—	673,350	(3)	1.1%	630,213(4)	—	—	43,137	*	*	*
Trustees of the Jennifer N. Pritzker Family Trusts and Other Reporting Persons	—	—	2,420,151	(5)	4.1%	2,380,022(6)	—	—	40,129	*	*	*
Trustees of the Karen L. Pritzker Family Trusts	—	—	4,907,731	(7)	8.3%	3,136,054(8)	—	—	1,771,677	3.6%	1.7%	3.2%
Trustees of the Penny Pritzker Family Trusts and Other Reporting Persons	14,650	*	7,215,797	(9)	12.2%	3,056,476(10)	14,650	*	4,159,321	8.4%	4.0%	7.5%

*	Represents less than 1%.
(1)	Assumes that all of the shares of Class A common stock registered by the selling stockholders have been sold.
(2)

Holders of our Class A common stock and our Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders. The holders of Class A common stock are entitled to one vote per share of Class A common stock and the holders of Class B common stock are entitled to ten votes per share of Class B common stock. However, if on any record date for determining the stockholders entitled to vote at an annual or special meeting of stockholders, the aggregate number of shares of Class A common stock and Class B common stock owned, directly or indirectly, by the holders of our Class B common stock is less than 15% of the aggregate number of shares of Class A common stock and Class B common stock then outstanding, then at such time all shares of Class B common stock will automatically convert into shares of Class A common stock and all holders thereof will be entitled to one vote per share on all matters submitted to a vote of our stockholders.

(3)

Represents (i) 538,681 shares of Class B common stock held of record by Bombay Hotel Corporation (“Bombay”) and (ii) 134,669 shares of Class B common stock held of record by CPC, Inc. (“CPC”). The voting and investment decisions of Bombay are made by its three directors, all of whom are employees of FirstCaribbean International Bank and Trust Company (Cayman) Limited. In such capacity, FirstCaribbean International Bank and Trust Company (Cayman) Limited may be deemed to beneficially own such shares of Class B common stock directly held by Bombay. The voting and investment decisions of CPC are made by its two directors, Corporate Associates Limited and Commerce Services Limited, both of which are wholly-owned subsidiaries of FirstCaribbean International Trust Company (Bahamas) Limited. In such capacity, FirstCaribbean International Trust Company (Bahamas) Limited may be deemed to beneficially own such shares of Class B common stock directly held by CPC. J.P. Morgan Trust Company (Bahamas) Limited, as trustee of 2010 N3 Purpose Trust, Bank of Nova Scotia Trust Company (Bahamas) Limited, as trustee of Settlement T-551-7, and Ter Trust Company LTA, as trustee of Namchak Charitable Trust, each own approximately 30% of Bombay and disclaim beneficial ownership of the shares directly held by Bombay. J.P. Morgan Trust Company (Bahamas) Limited, as trustee of 2010 N3 Purpose Trust, Ter Trust Company Ltd, as trustee of Namchak Charitable Trust, and The Bank of Nova Scotia Trust Company

(Bahamas) Limited, as trustee of Settlement T-551-7, each own approximately 30% of CPC and disclaim beneficial ownership of the shares directly held by CPC. The address of the principal business and principal office for Bombay is c/o FirstCaribbean International Bank and Trust Company (Cayman) Limited, 25 Main Street, P.O. Box 694, Grand Cayman, KY1-1107, Cayman Islands. The address of the principal business and principal office for CPC is c/o FirstCaribbean International Trust Company (Bahamas) Limited, Goodman’s Bay Corporate Centre, West Bay Street, Ground Floor, P.O. Box N-3933, Nassau, Bahamas. Bombay, CPC and the trustees and adult beneficiaries of all of these non-U.S. situs trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock. The selling stockholders may sell any shares of Class A common stock covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus. For additional information, see Part I, Item 1, “Business — Stockholder Agreements — Amended and Restated Global Hyatt Agreement” and “ — Amended and Restated Foreign Global Hyatt Agreement” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference herein. See also the Schedule 13D filed by the above-named trustees on August 26, 2010 (SEC Accession No. 0001193125-10-198223).
(4)	Represents (i) 538,681 shares of Class B common stock held of record by Bombay, and (ii) 91,532 shares of Class B common stock held of record by CPC.
(5)

Represents (i) 2,278,873 shares of Class B common stock held of record by trusts for the benefit of Jennifer N. Pritzker and certain of her lineal descendants, of which Robin Road Trust Company LLC serves as trustee and has sole voting and investment power over such shares, (ii) 21,128 shares of Class B common stock held of record by trusts for the benefit of Jennifer N. Pritzker and certain of her lineal descendants, of which Mary Falcon serves as trustee and has sole voting and investment power over such shares, (iii) 101,149 shares of Class B common stock held of record by trusts for the benefit of Jennifer N. Pritzker and/or certain of her lineal descendants, of which J.P. Morgan Trust Company (Bahamas) Limited serves as trustee and has sole voting and investment power over such shares, and (iv) 19,001 shares of Class B common stock held of record by trusts for the benefit of Jennifer N. Pritzker and certain of her lineal descendants, of which CIBC Trust Company (Bahamas) Limited serves as trustee and has sole voting and investment power over such shares. The address of the principal business and principal office for Robin Road Trust Company LLC, not individually, but solely in its capacity as trustee of the trusts represented by clause (i) is 104 South Michigan Avenue, Suite 1025, Chicago, Illinois 60603; for Mary Falcon, not individually, but solely in her capacity as trustee of the trusts represented by clause (ii) is c/o Tawani Enterprises, Inc., 104 South Michigan Avenue, Suite 1025, Chicago, Illinois 60603; for J.P. Morgan Trust Company (Bahamas) Limited, not individually, but solely in its capacity as trustee of the trusts represented by clause (iii) is Bahamas Financial Centre, 2nd Floor, Shirley & Charlotte Streets, P.O. Box N-4899, Nassau, Bahamas; and for CIBC Trust Company (Bahamas) Limited, not individually, but solely in its capacity as trustee of the trusts represented by clause (iv) is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas. The trustees and the adult beneficiaries of all of the trusts for the benefit of Jennifer N. Pritzker and certain of her lineal descendants (the “Jennifer N. Pritzker Family Group”) have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock. The selling stockholders may sell any shares of Class A common stock covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus. For additional information, see Part I, Item 1, “Business — Stockholder Agreements — Amended and Restated Global Hyatt Agreement” and “ — Amended and Restated Foreign Global Hyatt Agreement” and Item 1A, “Risk Factors – Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference herein. See also the Schedule 13D filed by the above-named trustees on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198421).

(6)

Represents (i) 2,278,873 shares of Class B common stock held of record by trusts for the benefit of Jennifer N. Pritzker and/or certain of her lineal descendants, of which Robin Road Trust Company LLC serves as trustee and (ii) 101,149 shares of Class B common stock held of record by trusts for the benefit of Jennifer N. Pritzker and/or certain of her lineal descendants, of which J.P. Morgan Trust Company (Bahamas) Limited serves as trustee.

(7)

Represents (i) 3,245,526 shares of Class B common stock held of record by trusts for the benefit of Karen L. Pritzker and/or certain of her lineal descendants, of which Andrew D. Wingate, Lucinda Falk, and Zena Tamler serve as co-trustees and share voting and investment power over such shares and (ii) 1,662,205 shares of Class B common stock held of record by trusts for the benefit of Karen L. Pritzker and certain of her lineal descendants, of which Bank of Nova Scotia Trust Company (Bahamas) Ltd. serves as trustee and has sole voting and investment power over such shares. The address of the principal business and principal office for Andrew D. Wingate, Lucinda Falk, and Zena Tamler, not individually, but solely in the capacity as co-trustees of the trusts represented by clause (i) is 35 Windsor Road, North Haven, Connecticut 06473; and for Bank of Nova Scotia Trust Company (Bahamas) Ltd., not individually, but solely in the capacity as trustee of the trusts represented by clause (ii) is P.O. Box N-3016, 404 East Bay Street, Nassau, Bahamas. The trustees and the adult beneficiaries of all of the trusts for the benefit of Karen L. Pritzker and certain of her lineal descendants (the “Karen L. Pritzker Family Group”) have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock, which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. Subject to the terms of the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, the number of shares being registered pursuant to this registration statement represents the 25% permitted to be sold by the trustees of the Karen L. Pritzker Family Group during the 12 month period commencing November 5, 2022 and ending November 4, 2023. The selling stockholders may sell any shares of Class A common stock covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus. For additional information, see Part I, Item 1, “Business — Stockholder Agreements — Amended and Restated Global Hyatt Agreement” and “— Amended and Restated Foreign Global Hyatt Agreement” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference herein. See also the Schedule 13D filed by the above-named trustees on August 26, 2010 (SEC Accession No. 0001193125-10-198367).

(8)

Represents 3,136,054 shares of Class B common stock held of record by trusts for the benefit of Karen L. Pritzker and/or certain of her lineal descendants, of which Andrew D. Wingate, Lucinda Falk, and Zena Tamler serve as co-trustees.

(9)

Represents (i) 14,650 shares of Class A common stock held by Penny Pritzker, individually; (ii) 20,682 shares of Class B common stock held by Penny Pritzker, individually, (iii) 6,921,339 shares of Class B common stock held of record by trusts for the benefit of Penny Pritzker and certain of her lineal descendants, of which Horton Trust Company LLC serves as trustee and has sole voting and investment power over such shares and (iv) 273,776 shares of Class B common stock held of record by a limited liability company owned by a trust for the benefit of Penny Pritzker and certain of her lineal descendants, of which Horton Trust Company LLC serves as trustee and has sole voting and investment power over such shares. The address of the principal business and principal office for Penny Pritzker and for Horton Trust Company LLC, not individually, but solely in the capacity as trustee of the trusts represented by clauses (iii) and (iv) is 444 West Lake Street, Suite 3400, Chicago, Illinois 60606. The trustees and the adult beneficiaries of all of the trusts for the benefit of Penny Pritzker and certain of her lineal descendants (the “Penny Pritzker Family Group”) have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock. Subject to the terms of the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, the number of shares being registered pursuant to this registration statement represents the 25% permitted to be sold by the trustees of the Penny Pritzker Family Group during the 12 month period commencing November 5, 2022 and ending November 4, 2023. The selling stockholders may sell any shares of Class A common stock covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus. For additional information, see Part I, Item 1, “Business — Stockholder Agreements — Amended and Restated Global Hyatt Agreement” and “ — Amended and Restated Foreign Global Hyatt Agreement” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder

Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference herein. See also the Schedule 13D filed by the above-named trustees on August 26, 2010 (SEC Accession No. 0001193125-10-198261).
(10)

Represents 3,056,476 shares of Class B common stock held of record by trusts for the benefit of Penny Pritzker and/or certain of her lineal descendants, of which Horton Trust Company LLC serves as trustee.

(11)

FirstCaribbean International Trust Company (Bahamas) Limited in its capacity as trustee and other reporting persons, the Jennifer N. Pritzker Family Group, the Karen L. Pritzker Family Group and the Penny Pritzker Family Group are party to certain agreements with the Separately Filing Group Members (as defined in the Schedule 13Ds referred to below), which agreements contain, among other things, certain voting agreements and limitations on the sale of their shares of common stock. As a result, the selling stockholders may be deemed to be members of a “group” within the meaning of Section 13(d)(3) of the Exchange Act, comprised of the selling stockholders and the Separately Filing Group Members (the “Pritzker Family Group”). Before this offering, the Pritzker Family Group beneficially owned in the aggregate 340,968 shares of Class A common stock, representing less than 1% of the Class A common stock outstanding as of May 10, 2023, and 56,647,354 shares of Class B common stock, representing approximately 96.2% of the Class B common stock outstanding as of May 10, 2023. Assuming that all of the shares of Class A common stock registered by the selling stockholders are sold, after the offering, the Pritzker Family Group will beneficially own in the aggregate 340,968 shares of Class A common stock, representing less than 1% of the Class A common stock outstanding as of May 10, 2023, adjusted to reflect the conversion of all shares of Class B common stock sold in the offering into shares of Class A common stock, 47,444,589 shares of Class B common stock, representing approximately 95.4% of the Class B common stock outstanding as of May 10, 2023, as adjusted, and 47,785,557 shares of common stock, representing approximately 45.2% of the total common stock outstanding and approximately 85.8% of the total voting power as of May 10, 2023, as adjusted. The information on the Pritzker Family Group is based on, in part, (i) the Schedule 13D for the Non-U.S. Situs Trust, filed on August 26, 2010, as amended (SEC Accession No 0001193125-10-198223); (ii) the Schedule 13D for the Thomas J. Pritzker Family Trusts and Other Reporting Persons, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198244); (iii) the Schedule 13D for the Nicholas J. Pritzker Family Trusts and Other Reporting Person, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198283); (iv) the Schedule 13D for the Jennifer N. Pritzker Family Trusts and Other Reporting Persons, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198421); (v) the Schedule 13D for the Karen L. Pritzker Family Trusts, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198367); (vi) the Schedule 13D for the Penny Pritzker Family Trusts and Other Reporting Person, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198261); (vii) the Schedule 13D for the Daniel F. Pritzker Family Trusts and Other Reporting Persons, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198390); (viii) the Schedule 13D for the Anthony N. Pritzker Family Trusts, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198366); (ix) the Schedule 13D for the Gigi Pritzker Pucker Family Trusts and Other Reporting Persons, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198254); and (x) the Schedule 13D for the Jay Robert Pritzker Family Trusts, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198370).

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the material rights of our capital stock and related provisions of our amended and restated certificate of incorporation and amended and restated bylaws. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation, amended and restated bylaws, and registration rights agreements, copies of which have been filed with the SEC and are incorporated by reference into the registration statement of which this prospectus is a part. See the section of this prospectus titled “Where You Can Find More Information.”

Our amended and restated certificate of incorporation provides for two classes of common stock: Class A common stock, which has one vote per share, and Class B common stock, which has ten votes per share. Any holder of Class B common stock may convert his or her shares at any time into shares of Class A common stock on a share-for-share basis and, under certain circumstances, including upon any transfer (except for certain permitted transfers described in our amended and restated certificate of incorporation), the shares of Class B common stock will be automatically converted into shares of Class A common stock on a share-for-share basis. Otherwise, the rights of the two classes of our common stock are identical. The rights of these classes of our common stock are discussed in greater detail below.

As of May 10, 2023, our authorized capital stock consisted of 1,400,912,161 shares, each with a par value of $0.01 per share, of which:

•	1,000,000,000 shares are designated as Class A common stock;

•	390,912,161 shares are designated as Class B common stock; and

•	10,000,000 shares are designated as preferred stock.

As of May 10, 2023, we had outstanding 46,791,640 shares of Class A common stock held by 26 stockholders of record and 58,917,749 shares of Class B common stock held by 77 stockholders of record. The number of stockholders of record of our Class A common stock (26 holders) does not include a substantially greater number of “street name” holders or beneficial holders of our Class A common stock whose shares are held of record by banks, brokers and other financial institutions. This number also excludes, as of May 10, 2023, 3,733,721 shares of Class A common stock reserved for issuance under our Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan, as amended (the “LTIP”), 791,277 shares of our Class A common stock reserved for issuance under the Hyatt Hotels Corporation Second Amended and Restated Employee Stock Purchase Plan (the “ESPP”), and 1,169,195 shares of our Class A common stock available for issuance pursuant to the Amended and Restated Hyatt Corporation Deferred Compensation Plan and 300,000 shares of Class A common stock available for issuance pursuant to the Hyatt International Hotels Retirement Plan (commonly known as the Field Retirement Plan).

Common Stock

Voting Rights

The holders of our Class A common stock are entitled to one vote per share and the holders of our Class B common stock are entitled to ten votes per share on any matter to be voted upon by stockholders. Holders of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law.

The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

Dividends

The holders of our Class A common stock and Class B common stock are entitled to share equally in any dividends that our board of directors may declare from time to time from legally available funds, subject to limitations under Delaware law and the preferential rights of holders of any outstanding shares of preferred stock. In addition, we must be in compliance with the covenants in our revolving credit facility in order to pay dividends. If a dividend is paid in the form of shares of common stock or rights to acquire shares of common stock, the holders of Class A common stock are entitled to receive Class A common stock, or rights to acquire Class A common stock, as the case may be, and the holders of Class B common stock are entitled to receive Class B common stock, or rights to acquire Class B common stock, as the case may be. See Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters, and Issuer Purchasers of Equity Securities—Dividends” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference herein.

Liquidation

Upon any voluntary or involuntary liquidation, dissolution, distribution of assets, or winding up of our corporation, the holders of our Class A common stock and Class B common stock are entitled to share equally, on a per share basis, in all our assets available for distribution, after payment to creditors and subject to any prior distribution rights granted to holders of any outstanding shares of preferred stock.

Conversion

Our Class A common stock is not convertible into any other shares of our capital stock.

Each share of Class B common stock is convertible at any time, at the option of the holder, into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain permitted transfers described in our amended and restated certificate of incorporation, including transfers to any “permitted transferee” as defined in our amended and restated certificate of incorporation, which includes, among others, transfers:

•	between Pritzker family business interests or to the Pritzker Foundation and related Pritzker charitable foundations;

•	to lineal descendants of the transferor who are Pritzker family business interests, which we refer to as “related persons”;

•	to trusts for the current benefit of the transferor and related persons;

•	to corporations, partnerships, limited liability companies or other entities that are owned and controlled by the transferor and related persons;

•	to guardians of stockholders who are adjudged to be unable to manage their own affairs, and executors of estates of deceased stockholders;

•

for trusts, corporations, partnerships, limited liability companies or other entities, to their current beneficiaries, shareholders, partners, members or other equity holders who are Pritzker family business interests;

•	transfers to other holders of shares of Class B common stock and their permitted transferees;

•	granting a revocable proxy to any officer or director at the request of our board of directors;

•	pledging shares of Class B common stock pursuant to a bona fide loan or indebtedness transaction as to which the holder of Class B common stock continues to exercise voting control, provided that the foreclosure on those shares by the lender does not qualify as a permitted transfer and, unless the lender otherwise qualifies as a permitted transferee, will result in the automatic conversion of those shares into shares of Class A common stock;

•

transfers by parties to the 2007 Stockholders’ Agreement, dated as of August 2007, as amended, by and among Hyatt and the parties thereto (the “2007 Stockholders’ Agreement”) to their respective affiliates, subject to, and in accordance with, the 2007 Stockholders’ Agreement; and

•

transfers approved in advance by our board of directors or a majority of the independent directors on our board of directors after making a determination that the transfer is consistent with the purposes of the other types of transfers that are permitted.

Any transfer by a holder that is a party to, by a holder controlled by a person that is party to, or by a holder controlled by trusts whose beneficiaries are party to the 2007 Stockholders’ Agreement, the Amended and Restated Global Hyatt Agreement or the Amended and Restated Foreign Global Hyatt Agreement will not qualify as a “permitted transfer” unless the transferee executes a joinder to those agreements. If a successor trustee or trustees for a holder of shares of Class B common stock that is a trust and party to such agreements do not execute a joinder to such agreements, each share of Class B common stock will convert automatically into one share of Class A common stock.

Assuming the sale of all shares offered by the selling stockholders, 9,202,765 shares of Class B common stock will convert into 9,202,765 shares of Class A common stock at the time they are sold by the selling stockholders under this prospectus.

All shares of Class B common stock will convert automatically into shares of Class A common stock if, on any record date for determining the stockholders entitled to vote at an annual or special meeting of stockholders, the aggregate number of shares of our Class A common stock and Class B common stock owned, directly or indirectly, by the holders of our Class B common stock is less than 15% of the aggregate number of shares of our Class A common stock and Class B common stock then outstanding.

Once converted into Class A common stock, the Class B common stock cannot be reissued. No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.

Other than in connection with dividends and distributions, subdivisions, or combinations, or mergers, consolidations, reorganizations, or other business combinations involving stock consideration as provided for in our amended and restated certificate of incorporation, we are not authorized to issue additional shares of Class B common stock.

Mergers or Business Combinations

In any merger, consolidation, reorganization, or other business combination, our amended and restated certificate of incorporation requires that the consideration to be received per share by the holders of Class A common stock and the holders of Class B common stock will be identical. If the consideration paid in the merger, consolidation, reorganization, or other business combination is paid in the form of shares or other equity interests of us or another person, then the rights of the shares or other equity interests may differ to the extent that the rights of Class A common stock and the Class B common stock differ. These differences would be limited to the voting rights and conversion features of the Class A common stock and the Class B common stock.

Preemptive or Similar Rights

Pursuant to the 2007 Stockholders’ Agreement, if we propose to sell any new shares of common stock, or any other equity securities (subject to certain excluded securities issuances described in the agreement, including shares issued pursuant to equity compensation plans adopted by the board of directors and the issuance of shares of our common stock in a public offering), then each stockholder party to the agreement is entitled to receive notice of the terms of the proposed sale and may elect to purchase up to such stockholder’s pro rata share in the proposed sale on comparable terms. If not all stockholders party to the 2007 Stockholders’ Agreement elect to purchase their full preemptive allocation of new securities, then we will notify the fully-participating stockholders of such and offer them the right to purchase the unsubscribed new securities. Other than as described above, our common stock is not entitled to preemptive rights, conversion, or other rights to subscribe for additional securities and there are no redemption or sinking fund provisions applicable to our common stock.

Fully Paid and Non-assessable

All of the outstanding shares of our Class A common stock and Class B common stock are fully paid and non-assessable.

Preferred Stock

Our board of directors is authorized, without any further action by our stockholders, but subject to the limitations imposed by Delaware law, to issue up to 10,000,000 shares of preferred stock in one or more series. Our board of directors may fix the designations, powers, preferences, and rights of the preferred stock, along with any qualifications, limitations, or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges, and liquidation preferences of each series of preferred stock. The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock. The issuance of preferred stock, or rights to acquire preferred stock, could also have the effect, under certain circumstances, of delaying, deferring, or preventing a change of control of our company.

Registration Rights

We have granted registration rights with respect to shares of Class A common stock, including shares of Class A common stock issuable upon conversion of shares of Class B common stock as described below to holders, as of May 10, 2023, of (a) 2,270,395 shares of our common stock pursuant to the terms of the 2007 Registration Rights Agreement, and (b) 56,988,322 shares of our common stock pursuant to the terms of the 2009 Registration Rights Agreement. Only shares of Class A common stock may be registered pursuant to the terms of the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement. The following description of the terms of these registration rights agreements is intended as a summary only and is qualified in its entirety by reference to the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement, copies of which have been filed with the SEC and which are incorporated by reference to the registration statement of which this prospectus is a part. See the section of this prospectus titled “Where You Can Find More Information.”

As described under “—Piggyback Registration Rights” below, the registration of the 9,202,765 shares of Class A common stock issuable upon conversion of 9,202,765 shares of Class B common stock owned by the selling stockholders pursuant to the registration statement of which this prospectus is a part is being made pursuant to such selling stockholders’ right to request that we register such shares under the 2009 Registration Rights Agreement.

Demand Registration Rights

As of May 10, 2023, the holders of approximately 59,258,717 shares of our common stock are entitled to certain demand registration rights.

Long-Form Demand Registration Rights

Each stockholder party to the 2007 Registration Rights Agreement may, on not more than two occasions, request that we register all or a portion of such stockholder’s shares of Class A common stock issuable upon conversion of shares of Class B common stock under the Securities Act on Form S-1 if the anticipated aggregate offering price of such shares of Class A common stock exceeds $750,000,000, the stockholder making the request is (or will be at the anticipated time of effectiveness of the applicable registration statement) permitted to sell shares of its common stock under the lock-up provisions contained in the 2007 Stockholders’ Agreement and we are not otherwise eligible at the time of the request to file a registration statement on Form S-3 for the re-sale of such stockholder’s shares. For additional information with respect to these lock-up provisions, see the information under the caption “Stockholder Agreements—2007 Stockholders’ Agreement” in Part I, Item 1, “Business,” and “Risks Related to Share Ownership and Other Stockholder Matters—A significant number of shares of Class A common stock issuable upon conversion of Class B common stock could be sold into the market, which could depress our stock price even if our business is doing well” in Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference herein, and the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference.”

The stockholders party to the 2009 Registration Rights Agreement may, on not more than one occasion, request that we register all or a portion of the shares of Class A common stock issuable upon conversion of such stockholders’ shares of Class B common stock under the Securities Act on Form S-1 if the anticipated aggregate offering price of such shares of Class A common stock exceeds $750,000,000 (net of underwriting discounts and commissions), the stockholders making the request are, at the anticipated time of effectiveness of the applicable registration statement, permitted to sell shares of their common stock under the applicable lock-up provisions contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, we are not otherwise prohibited from filing such registration statement under the 2007 Registration Rights Agreement, and we are not otherwise eligible at the time of the request to file a registration statement on Form S-3 for the re-sale of such stockholder’s shares. For additional information with respect to these lock-up provisions, see the information under the caption “Stockholder Agreements” in Part I, Item 1, “Business,” and “Risks Related to Share Ownership and Other Stockholder Matters—A significant number of shares of Class A common stock issuable upon conversion of Class B common stock could be sold into the market, which could depress our stock price even if our business is doing well” in Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference herein, and the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference.”

Short-Form Demand Registration Rights

As of May 10, 2023, the holders of approximately 59,258,717 shares of our common stock are entitled to certain Form S-3 demand registration rights.

Each stockholder party to the 2007 Registration Rights Agreement may, on not more than two occasions during each calendar year, request registration of their shares of Class A common stock issuable upon conversion of shares of Class B common stock under the Securities Act on Form S-3 if the anticipated aggregate offering amount of such shares of Class A common stock exceeds $100,000,000 and the stockholder making the request is (or will be at the anticipated time of effectiveness of the applicable registration statement) permitted to sell shares of its common stock under the lock-up provisions contained in the 2007 Stockholders’ Agreement.

Stockholders party to the 2009 Registration Rights Agreement holding at least 20% of the then-issued and outstanding common stock may, on not more than one occasion during each calendar year, request registration of their shares of Class A common stock issuable upon conversion of shares of Class B common stock under the Securities Act on Form S-3 if the anticipated aggregate offering amount of such shares of Class A common stock exceeds $100,000,000 (net of underwriting discounts and commissions) and the stockholders making the request are, at the anticipated time of effectiveness of the applicable registration statement, permitted to sell shares of their common stock under the applicable lock-up provisions contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, and we are not otherwise prohibited from filing such registration statement under the 2007 Registration Rights Agreement.

Under each of the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement, we will not be required to effect a demand registration or a Form S-3 demand registration within 180 days after the effective date of a registration statement related to a previous demand registration or Form S-3 demand registration. In addition, once every 12 months, we may postpone for up to 120 days the filing or the effectiveness of a registration statement for a demand registration or a Form S-3 demand registration if our board of directors determines in good faith that such a filing (1) would be materially detrimental to us, (2) would require a disclosure of a material fact that might reasonably be expected to have a material adverse effect on us or any plan or proposal by us to engage in any acquisition or disposition of assets or equity securities or any merger, consolidation, tender offer, material financing or other significant transactions, or (3) is inadvisable because we are planning to prepare and file a registration statement for a primary offering of our securities.

Shelf Registration Rights

As of May 10, 2023, the holders of approximately 56,988,322 shares of our common stock are entitled under the 2009 Registration Rights Agreement to certain “shelf” registration rights with respect to shares of Class A common stock issuable upon conversion of such shares of Class B common stock.

Stockholders party to the 2009 Registration Rights Agreement may, in addition to the demand registration rights described above, request that we register all or a portion of shares of Class A common stock issuable upon conversion of such stockholders’ shares of Class B common stock on a shelf registration statement on Form S-3 pursuant to Rule 415 of the Securities Act, provided that the stockholders making the request are, at the anticipated time of effectiveness of the applicable registration statement, permitted to sell such shares of their common stock under the applicable lock-up provisions contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement. We have agreed to use our reasonable best efforts to keep any such shelf registration statement effective and updated for a period of three years (or, if earlier, such time as all the shares covered thereby have been sold). We have also agreed that, at the end of such three year period, we will refile a new shelf registration upon the request of stockholders party to the 2009 Registration Rights Agreement holding at least 1% of our outstanding common stock at such time.

Piggyback Registration Rights

As of May 10, 2023, the holders of 59,258,717 shares of our common stock are entitled to certain “piggyback” registration rights with respect to shares of Class A common stock issuable upon conversion of such shares of Class B common stock.

In the event that we propose to register shares of Class A common stock under the Securities Act, either for our own account or for the account of other security holders, we will notify each stockholder party to the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement that is, or will be at the anticipated time of effectiveness of the applicable registration statement, permitted to sell shares of its common stock under the applicable lock-up provisions contained in the 2007 Stockholders’ Agreement, the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement of our intention to effect such a registration and will use our reasonable best efforts to include in such registration all shares requested to be included in the registration by each such stockholder, subject to certain marketing and other limitations.

Following our decision to file this shelf registration statement, in accordance with the registration rights agreements, we notified the stockholders party to the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement of our intention to file this shelf registration statement and gave such stockholders the right to “piggyback” and register shares of Class A common stock, including shares of Class A common stock issuable upon conversion of shares of Class B common stock, owned by them and eligible to be sold under the applicable lock-up agreements on this shelf registration statement. Certain stockholders party to the 2009 Registration Rights Agreement elected to exercise their piggyback registration rights with respect to

9,202,765 shares of Class A common stock issuable upon conversion of shares of Class B common stock. See the section of this prospectus titled “Selling Stockholders” for more information on the selling stockholders.

Expenses of Registration, Restrictions and Indemnification

We will pay all registration expenses, including the legal fees of one counsel for all holders under the 2007 Registration Rights Agreement and one counsel for all holders under the 2009 Registration Rights Agreement, other than underwriting discounts, commissions, and transfer taxes, in connection with the registration of any shares of Class A common stock pursuant to any demand registration, Form S-3 demand, or piggyback registration described above. Under the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement, if a request for a demand registration or Form S-3 demand registration is withdrawn at the request of the majority of the holders of registrable securities requested to be registered, the holders of registrable securities who have withdrawn such request shall forfeit such demand registration or Form S-3 demand registration unless those holders pay or reimburse us for all of the related registration expenses. In accordance with the 2009 Registration Rights Agreement, we have agreed to pay all registration expenses, including the legal fees of one counsel for the selling stockholders, other than any applicable underwriting discounts, commissions, and transfer taxes, in connection with registering the shares of Class A common stock held by the selling stockholders.

The demand, Form S-3 demand, and piggyback registration rights are subject to customary restrictions such as blackout periods and any limitations on the number of shares to be included in the underwritten offering imposed by the managing underwriter. The 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement also contain customary indemnification and contribution provisions.

Board Rights

Pursuant to our employment letter with Mr. Thomas J. Pritzker, we have agreed that so long as he is a member of our board of directors, we will use our commercially reasonable efforts to appoint him as our executive chairman as long as he is willing and able to serve in that office. If he is not appointed as executive chairman, he will be entitled to terminate his employment with the rights and entitlements available to him under our severance policies as if his employment was terminated by us without cause.

Pursuant to our employment letter with Mr. Mark S. Hoplamazian, we have agreed that so long as he is the president and chief executive officer of Hyatt, we will use our commercially reasonable efforts to nominate him for re-election as a director prior to the end of his term. If he is not re-elected to the board of directors, he will be entitled to terminate his employment with the rights and entitlements available to him under our severance policies as if his employment was terminated by us without cause.

Anti-Takeover Effects of Delaware Law and Provisions of Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law and our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. In particular, our dual class common stock structure concentrates ownership of our voting stock in the hands of the Pritzker family business interests. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed in part to allow management to continue making decisions in the long-term best interest of Hyatt and all of our stockholders and encourage anyone seeking to acquire control of us to first negotiate with our board of directors. We believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Dual Class Structure

As discussed above, our Class B common stock is entitled to ten votes per share, while our Class A common stock is entitled to one vote per share. Our Class A common stock is the only class of stock that is publicly traded. As of May 10, 2023, Pritzker family business interests beneficially owned, in the aggregate, less than 1% of our Class A common stock and approximately 96.2% of our Class B common stock, representing approximately 53.9% of the outstanding shares of our common stock and approximately 89.1% of the total voting power of our outstanding common stock. Assuming the sale of all 9,202,765 shares registered by the selling stockholders pursuant to this registration statement, Pritzker family business interests will beneficially own, in the aggregate, approximately 340,968 shares of our Class A common stock and 47,444,589 shares of our Class B common stock, representing approximately 45.2% of the outstanding shares of our common stock and approximately 85.8% of the total voting power of our outstanding common stock. Pursuant to the voting agreements contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, during the term of the voting agreement, which expires on the date upon which more than 75% of the company’s fully diluted shares of common stock is owned by non-Pritzker family business interests, Pritzker family business interests have agreed to vote their shares of our common stock consistent with the recommendation of our board of directors with respect to all matters (assuming agreement as to any such matter by a majority of a minimum of three independent directors (excluding for such purposes any Pritzker) or, in the case of transactions involving us and an affiliate, assuming agreement of all of such minimum of three independent directors (excluding for such purposes any Pritzker)). In addition, other existing stockholders beneficially own as of May 10, 2023, in the aggregate, approximately 3.9% of our outstanding Class B common stock, representing approximately 2.2% of the outstanding shares of our common stock and approximately 3.6% of the total voting power of our outstanding common stock. Assuming the sale of all 9,202,765 shares registered by the selling stockholders pursuant to this registration statement, such other existing stockholders will beneficially own, in the aggregate, approximately 2,270,395 shares of our Class B common stock, representing approximately 2.2% of the outstanding shares of our common stock and approximately 4.1% of the total voting power of our outstanding common stock. Pursuant to the voting agreement contained in the 2007 Stockholders’ Agreement, these stockholders have agreed to vote their shares of our common stock consistent with the recommendation of our board of directors, without any separate requirement that our independent directors agree with the recommendation. These voting agreements expire on the date that Thomas J. Pritzker is no longer chairman of our board of directors. For additional information with respect to these voting agreements, see the information under the caption “Stockholder Agreements” in Part I, Item 1, “Business,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference herein, and the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference.” While these voting agreements are in effect, they may provide our board of directors with effective control over matters requiring stockholder approval, including the election of directors, a merger, consolidation or sale of all or substantially all of our assets, and any other significant transaction. This is because the number of our shares that are required by the voting agreements to be voted consistent with the recommendation of our board of directors will be sufficient to determine the outcome of the election of directors and other matters submitted to stockholders for approval. Because of our dual class ownership structure and the voting agreements currently in effect, our board of directors may have effective control over matters requiring stockholder approval even if Pritzker family business interests and other holders of our Class B common stock own less than 50% of the outstanding shares of our common stock. If the majority of a minimum of three independent directors (excluding for such purposes any Pritzker) do not agree with the recommendation of our board of directors on a particular matter and, as a result, the voting agreements contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement do not apply, Pritzker family business interests will be able to exert a significant degree of influence or actual control over matters requiring stockholder approval. This concentrated control will limit your ability to influence corporate matters. As a result, we may take actions that you do not believe to be in our interests or your interests that could depress our stock price.

Certificate of Incorporation and Bylaws

In addition to our dual class structure, our amended and restated certificate of incorporation and our amended and restated bylaws include the following provisions, among others:

•	our board of directors is divided into three classes, with each class serving for a staggered three-year term;

•	our directors may be removed only for cause;

•

holders of our Class A common stock vote together with the holders of our Class B common stock on all matters, including the election of directors, and our amended and restated certificate of incorporation prohibits cumulative voting in the election of directors;

•

vacancies on our board of directors, and any newly created director positions created by the expansion of the board of directors, may be filled only by a majority of remaining directors then in office;

•	actions to be taken by our stockholders may only be effected at an annual or special meeting of our stockholders and not by written consent;

•	special meetings of our stockholders can be called only by the chairman of the board or by our corporate secretary at the direction of our board of directors;

•

our bylaws establish an advance notice procedure for stockholders to submit proposed nominations of persons for election to our board of directors and other proposals for business to be brought before an annual meeting of our stockholders;

•	our board of directors may issue up to 10,000,000 shares of preferred stock, with designations, rights, and preferences as may be determined from time to time by our board of directors; and

•

an affirmative vote of the holders of at least 80% of the voting power of our outstanding capital stock entitled to vote is required to amend all provisions of our amended and restated certificate of incorporation and our amended and restated bylaws.

Delaware Anti-Takeover Statute

We have elected not to be governed by Section 203 of the Delaware General Corporation Law, which otherwise would prohibit a Delaware corporation, subject to certain exceptions, from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder.

Lock-Up Agreements

Assuming the sale of all 9,202,765 shares registered by the selling stockholders pursuant to this registration statement, holders of 47,785,557 shares, or approximately 45.2%, of our outstanding common stock have agreed to certain lock-up restrictions with respect to all or a portion of their common stock. Such lock-up provisions may delay, defer, or prevent a merger or other takeover or a change of control of our company. For additional information with respect to these lock-up provisions, see the information under the caption “Stockholder Agreements” in Part I, Item 1, “Business,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference herein, and the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference.”

The 2007 Stockholders’ Agreement further restricts the ability of stockholders party to the agreement to transfer their shares of common stock such that they may not transfer any shares of common stock to any known aggregators. For additional information with respect to these lock-up provisions, see the information under the caption “Stockholder Agreements—2007 Stockholders’ Agreement” in Part I, Item 1, “Business,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference herein, and the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference.”

Voting Agreements

Voting agreements entered into with and among our major stockholders, including Pritzker family business interests, will result in a substantial number of our shares being voted consistent with the recommendations of our board of directors, which may limit your ability to influence the election of directors and other matters submitted to stockholders for approval. For additional information, see the information under the caption “Stockholder Agreements” in Part I, Item 1, “Business,” and “Risks Related to Share Ownership and Other Stockholder Matters—A significant number of shares of Class A common stock issuable upon conversion of Class B common stock could be sold into the market, which could depress our stock price even if our business is doing well” in Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference herein, and the sections of this prospectus titled “Selling Stockholders,” “Where You Can Find More Information,” and “Incorporation by Reference.”

Standstill Agreements

Each stockholder party to the 2007 Stockholders’ Agreement has agreed, subject to certain limited exceptions, not to participate in any acquisition of any of our or our subsidiaries’ securities, any tender or exchange offer, merger, or other business combination involving us or any of our subsidiaries, any recapitalization, restructuring, liquidation, dissolution, or any other extraordinary transaction with respect to us or any of our subsidiaries or affiliates, or any “solicitation” of “proxies” with respect to voting of our common stock. These standstill provisions may prevent a merger or other takeover or a change of control of us. For additional information, see the information under the caption “Stockholder Agreements—2007 Stockholders’ Agreement” in Part I, Item 1, “Business,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference herein, and the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference.”

Listing

Our Class A common stock is listed on the New York Stock Exchange under the symbol “H.”

Transfer Agent and Registrar

The transfer agent and registrar for the Class A common stock and Class B common stock is EQ Shareowner Services. The transfer agent’s address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120-4100, and its telephone number is (800) 468-9716.

PLAN OF DISTRIBUTION

Any selling stockholder may offer and sell the shares of Class A common stock covered by this prospectus, in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through brokers or dealers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly by any selling stockholder to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

If required by applicable law, we will describe in a prospectus supplement the particular terms of the offering of the shares of Class A common stock, including the following:

•	the names of any underwriters, dealers, or agents;

•	the purchase price of the shares of Class A common stock and the net proceeds from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the shares of Class A common stock may be listed; and

•	any other information we think is material.

In addition, any selling stockholder may sell any shares of Class A common stock covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.

Selling stockholders may sell offered shares directly or through agents designated by them from time to time. Any agent in the offer or sale of the shares of Class A common stock for which this prospectus is delivered will be named, and any commissions payable to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

In connection with the sale of shares of Class A common stock covered by this prospectus, broker-dealers may receive commissions or other compensation from a selling stockholder in the form of commissions, discounts, or concessions. Broker-dealers may also receive compensation from purchasers of the shares of Class A common stock for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions, or commissions from us, a selling stockholder or from purchasers of the shares for whom they act as agents. Underwriters may sell the shares of Class A common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers agents, or other persons acting on our behalf or behalf of a selling stockholder that participate in the distribution of the shares of Class A common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares of Class A common stock by them and any discounts, commissions, or concessions received by any of those underwriters, broker-dealers agents, or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with the distribution of the shares of Class A common stock covered by this prospectus or otherwise, a selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers, or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with a selling stockholder. A selling stockholder may also sell shares of Class A common stock short and deliver the shares of Class A common stock offered by this prospectus to close out short positions. A selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares of Class A common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. A selling stockholder may also from time to time pledge our securities pursuant to the margin provisions of customer agreements with a broker. Upon our default, the broker may offer and sell such pledged shares from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the shares of Class A common stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate number of shares of Class A common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers, or agents, any discounts, commissions, concessions, and other items constituting compensation from us or the selling stockholders and any discounts, commissions, or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of Class A common stock covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the shares of Class A common stock sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the shares of Class A common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

In connection with an underwritten offering, we and any selling stockholder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered shares will be obligated to purchase all of the covered shares, if any such shares of Class A common stock are purchased. A selling stockholder may grant to the underwriter or underwriters an option to purchase additional shares of Class A common stock at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If a selling stockholder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

Underwriters, agents, brokers, or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or a selling stockholder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers, or dealers may be required to make. Under the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement, we have agreed to indemnify the selling stockholders against certain liabilities related to the sale of the Class A common stock, including liabilities arising under the Securities Act. The selling stockholders have agreed to indemnify us against certain liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, subject to the terms and conditions of the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement. Under the 2007 Registration Rights Agreement

and the 2009 Registration Rights Agreement, we have also agreed to pay the costs, expenses, and fees of registering the shares of Class A common stock, other than applicable underwriting discounts, commissions, and transfer taxes.

The selling stockholders and any other person participating in such distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

There can be no assurance that any selling stockholder will sell any or all of the shares registered pursuant to the registration statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the shares offered by this prospectus will be passed upon for us by Latham & Watkins LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements and related financial statement schedule of Hyatt Hotels Corporation and subsidiaries (the “Company”) incorporated by reference in this prospectus, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may access filed documents at the SEC’s web site at www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all of the information in such registration statement. You may read or obtain a copy of the registration statement, including exhibits, from the SEC in the manner described above.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents instead of repeating such information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information incorporated by reference that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering; provided, however, that we are not incorporating any information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 16, 2023 (excluding the portions of our definitive proxy statement for our 2023 annual meeting of stockholders incorporated by reference therein);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 4, 2023;

•

the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 6, 2023, incorporated by reference in Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•	our Current Reports on Form 8-K, filed with the SEC on February 9, 2023, May 11, 2023 (other than Item 7.01) and May 18, 2023; and

•

the description of our Class A common stock, par value $0.01 per share, contained in our registration statement on Form 8-A filed with the SEC on November 2, 2009, as amended by the description of our Class A common stock contained in Exhibit 4.18 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and as amended by any subsequent amendment or report filed for the purpose of updating the description.

Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing to us or telephoning us at the address and telephone number set forth below.

Hyatt Hotels Corporation

Attn: Senior Vice President—Investor Relations

150 North Riverside Plaza

Chicago, Illinois 60606

(312) 750-1234

You may also access all of the documents above and incorporated by reference into this prospectus free of charge at our website www.hyatt.com. The reference to our website does not constitute incorporation by reference of the information contained on such website.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, payable by us in connection with the sale of shares being registered. All of the amounts shown are estimates except the SEC registration fee:

SEC registration fee	—
Printing and engraving expenses	(1)
Legal fees and expenses of Hyatt Hotels Corporation	(1)
Legal fees and expenses of the selling stockholders	(1)
Accounting fees and expenses	(1)
Transfer agent and registrar fees and expenses	(1)
Miscellaneous	(1)

Total	(1)

(1)

Estimated fees and expenses are not presently known. The foregoing sets forth the general categories of fees and expenses that we anticipate we will incur in connection with the offering of securities under the registration statement. An estimate of the aggregate fees and expenses in connection with the distribution of the securities being offered will be included in any applicable prospectus supplement.

ITEM 15.	Indemnification of Directors and Officers.

Hyatt Hotels Corporation is a Delaware corporation. Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A similar standard of care is applicable in the case of actions by or in the right of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action was brought determines that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the Delaware Court of Chancery or other court shall deem proper.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending. or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit, or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of such person’s heirs, executors, and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify and advance expenses to our directors, officers, and employees to the fullest extent permitted by Delaware law in connection with any threatened, pending, or completed action, suit, or proceeding to which such person was or is a party or is threatened to be made a party by reason of the fact that he or she is or was our director, officer, or employee, or is or was serving at our request as a director, officer, employee, or agent of another corporation or enterprise. In addition, members of our board of directors and compensation committee are also indemnified for actions under our LTIP.

We currently have directors’ and officers’ liability insurance policy to insure our directors and officers against liability for actions or omissions occurring in their capacity as a director or officer, subject to certain exclusions and limitations.

ITEM 16.	Exhibits.

The exhibits to this registration statement are listed in the Index To Exhibits, which is incorporated herein by reference.

ITEM 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of Hyatt Hotels Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (File No. 001-34521) filed with the SEC on February 16, 2023).

3.2	Amended and Restated Bylaws of Hyatt Hotels Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-34521) filed with the SEC on September 16, 2022).

4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-161068) filed with the SEC on October 1, 2009).

4.2	Registration Rights Agreement, dated as of August 28, 2007, as amended, by and among Global Hyatt Corporation, Madrone GHC, LLC, Lake GHC, LLC, Shimoda GHC, LLC, GS Sunray Holdings, L.L.C., GS Sunray Holdings Subco I, L.L.C., GS Sunray Holdings Subco II, L.L.C., GS Sunray Holdings Parallel, L.L.C., GS Sunray Holdings Parallel Subco, L.L.C., Mori Building Capital Investment LLC, and others party thereto (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (File No. 333-161068) filed with the SEC on August 5, 2009).

4.3	Joinder Agreement to Registration Rights Agreement, dated as of January 26, 2010, by and among Hyatt Hotels Corporation and Mori Building Co., Ltd. (incorporated by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (File No. 001-34521) filed with the SEC on February 25, 2010).

4.4	Registration Rights Agreement, dated as of October 12, 2009, by and among Hyatt Hotels Corporation and Thomas J. Pritzker, Marshall E. Eisenberg and Karl J. Breyer, solely in their capacity as co-trustees (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-1 (File No. 333-161068) filed with the SEC on October 15, 2009).

5.1**	Opinion of Latham & Watkins LLP.

23.1**	Consent of Deloitte & Touche LLP.

23.2**	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1**	Powers of Attorney (included on the signature page hereto).

99.1	Amended and Restated Global Hyatt Agreement, dated as of October 1, 2009, by and among Thomas J. Pritzker, Marshall E. Eisenberg and Karl J. Breyer, solely in their capacity as co-trustees, and each signatory thereto (incorporated by reference to Exhibit 99.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (File No. 001-34521) filed with the SEC on February 17, 2022).

99.2	Amended and Restated Foreign Global Hyatt Agreement, dated as of October 1, 2009, by and among each signatory thereto (incorporated by reference to Exhibit 99.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (File No. 001-34521) filed with the SEC on February 18, 2021).

107**	Filing Fee Table.

*	To be filed, as applicable, by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, State of Illinois, on May 19, 2023.

Hyatt Hotels Corporation

By:	/s/ Mark S. Hoplamazian
Mark S. Hoplamazian
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities approved on the 19th day of May, 2023. Each person whose signature appears below hereby constitutes and appoints Mark S. Hoplamazian, Joan Bottarini, and Margaret C. Egan, and each of them, as such person’s true and lawful attorney-in-fact and agent with full power and substitution for such person and in such person’s name, place, and stead, in any and all capacities, to sign and to file with the SEC any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and other documents in connection therewith, including any registration statements or amendments thereto filed pursuant to Rule 462(b) under the Securities Act, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark S. Hoplamazian Mark S. Hoplamazian	President, Chief Executive Officer and Director (Principal Executive Officer)	May 19, 2023

/s/ Joan Bottarini Joan Bottarini	Executive Vice President, Chief Financial Officer (Principal Financial and Principal Accounting Officer)	May 19, 2023

/s/ Thomas J. Pritzker Thomas J. Pritzker	Executive Chairman of the Board	May 19, 2023

/s/ Paul D. Ballew Paul D. Ballew	Director	May 19, 2023

/s/ Susan D. Kronick Susan D. Kronick	Director	May 19, 2023

/s/ Cary D. McMillan Cary D. McMillan	Director	May 19, 2023

/s/ Heidi O’Neill Heidi O’Neill	Director	May 19, 2023

Signature	Title	Date

/s/ Jason Pritzker Jason Pritzker	Director	May 19, 2023

/s/ Michael A. Rocca Michael A. Rocca	Director	May 19, 2023

/s/ Dion Camp Sanders Dion Camp Sanders	Director	May 19, 2023

/s/ Richard C. Tuttle Richard C. Tuttle	Director	May 19, 2023

/s/ James H. Wooten, Jr. James H. Wooten, Jr.	Director	May 19, 2023